                                                                     EXHIBIT 4.3
                              Schedule of Investors


                                                   Shares of Common Stock
            Investor                                      Purchased                     Proceeds to Company
            --------                               ----------------------               -------------------
Don A. Sanders                                            2,500,000                          $300,000
Don Weir & Julie Ellen Weir, TIC                            400,000                          $ 48,000
Eric Glenn Weir                                             100,000                          $ 12,000
Lisa Dawn Weir                                              250,000                          $ 30,000
Paul Tate and Laura M. Tate, TIC                            250,000                          $ 30,000
Katherine U. Sanders                                        666,666                          $ 80,000
Richard E. Bean                                             833,334                          $100,000
Stephen A. Webster                                        1,250,000                          $150,000